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                                                                    EXHIBIT 10.5
                             FERRELL COMPANIES, INC.

                            LONG-TERM INCENTIVE PLAN



1. PURPOSE

     The purpose of the Ferrell Companies, Inc. Long-Term Incentive Plan (the "Plan") is to further the consolidated growth of Ferrell Companies, Inc. (the "Company"). The Plan provides long-term incentives in the form of units (called "Equity Units") for issuance to those officers and key executives who make substantial contributions to the Company by their ability, dedication, and loyalty. The Equity Units are subject to purchase by the Company from their holders at prices related to the value of the Company's Common Stock, as determined pursuant to the Plan. In this manner, the Company intends that the Plan will thereby facilitate securing, retaining and motivating management employees of high caliber and good potential. The Plan has been adopted by the Board of Directors of the Company.

2. ADMINISTRATION

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. The Committee members who hold an award under the Plan shall be ineligible to vote on matters relating to the Plan which are considered by the Committee. The Committee shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising on its application; to determine the employees to whom awards shall be made under the Plan; to determine the amount, size and terms of each such award; to determine the time when awards will be granted; and to make all other determinations necessary or advisable for the administration of this Plan.

3. PARTICIPANTS

     Persons eligible to participate shall be limited to those officers and other key employees of the Company or its subsidiaries selected by the Committee who are or will be in positions in which their decisions, actions and counsel significantly impact upon the profitability of the Company or its subsidiaries.

4. AWARDS UNDER THE PLAN

     Awards under the Plan shall be in the form of units ("Equity Units"). The cash amount to be paid to a participant in respect
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of each Equity Unit shall be measured by and shall be equivalent to the value of one share of common stock of the Company, as determined in accordance with the terms of this Plan.

5. EQUITY UNITS

     Equity Units, when issued, shall be evidenced by Equity Unit agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance (or incorporate in their entirety) the following terms and conditions:

          (a) Holding Period. Subject to the right of each participant to request and/or receive, in the manner hereinafter specified, accelerated payment for each Equity Unit, the maximum holding period for an Equity Unit shall be a period of ten years beginning as of July 31, 1986.

          (b) Eligibility. Eligibility and number of Equity Units awarded shall be based upon the participant's position and its impact on the long-term success of the Company, as determined by the Committee. Equity Units may, in the absolute discretion of the Committee, also be granted to new hires on such terms (including, without limitation, vesting, valuation and payment terms differing from those provided herein) as may be determined by the Committee. Otherwise, Equity Units shall be awarded by the Committee to each participant as of August 1, 1986. Additional Equity Units may be granted by the Committee in its sole discretion.

          (c) Vesting of Equity Units. Payments under Subparagraph (e) below by the Company to participants for Equity Units shall be made only in respect of Equity Units for which a participant has become vested under this Subparagraph
(c).

               (i) Normal Vesting. Provided a participant has been continuously employed by the Company or one or more of its subsidiaries from and after December ll, 1986, and continuing through each date set forth below, then that portion of his or her Equity Units indicated opposite each such date shall become vested:

       CONTINUOUSLY EMPLOYED              PORTION OF EQUITY UNITS
          THROUGH JULY 31,                         VESTED
       ---------------------              -----------------------
               1987                                     5%
               1988                                    10%
               1989                                    15%
               1990                                    30%
               1991                                    50%
               1992                                    75%
               1993                                   100%

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               (ii) Early Vesting. Provided the participant has been
continuously employed by the Company or one or more of its subsidiaries from and after December 11, 1986, and continuing through the date of occurrence of any one of the events described below, all of such participant's Equity Units shall become vested as of the date of such occurrence:

                    (A) The date on which the first distribution to the Company's shareholders occurs in furtherance of a plan of liquidation adopted by the Company in connection with a sale of substantially all of its assets; or

                    (B) The date a participant dies or becomes "totally and permanently disabled" (as defined in Subparagraph (e)(ii) below) or retires with the consent of the Company; or

                    (C) The date James E. Ferrell and members of his family and their representatives, together, cease to own a majority of the outstanding voting securities of the Company; or

                    (D) The date, if on or after August 1, 1988, a participant's employment is terminated by the Company or applicable subsidiary without "cause" (for purposes hereof "cause" shall mean: failure by a participant to perform his or her duties in a diligent and competent manner, as determined by the Company's Board of Directors; gross insubordination; or commission of any felony or commission of a misdemeanor involving an act of moral turpitude); or

                    (E) The date the Company directly or through another subsidiary ceases to own a majority of the outstanding voting securities of a subsidiary employing a participant.

               (iii) Termination of Employment. In the event that: a participant voluntarily terminates his or her employment with the Company or a subsidiary; or a participant's employment is terminated for "cause" (and the "cause" is the participant's failure to perform his or her duties in a diligent and competent manner); or a participant's employment is terminated without cause prior to August 1, 1988; then the participant may retain (for payment under Subparagraph
(e) below) those Equity Units which are vested prior to the date of such termination and any of such participant's Equity Units not then vested under this Subparagraph (c) shall not be subject to further vesting and shall expire immediately following payment to such participant for

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his or her Equity Units which were vested at the date of termination of his or her employment. In the event a participant's employment is terminated for "cause" (and the "cause" is his or her gross insubordination or the commission by him or her of any felony or a misdemeanor involving an act of moral turpitude), then all Equity Units held by such participant, vested and unvested, shall be forfeited immediately upon the occurrence of such insubordination, felony or misdemeanor and no further payments shall be made as to such Equity Units.

          (d) Valuation of Equity Units. The Company shall be obligated to cause a determination of the value of the Equity Units to be made at such times hereunder as the same may be required in connection with any cash payment to be made hereunder to participants for his or her Equity Units (excluding dividends, as set forth in Subparagraph (e)(iv) below). In addition, such a determination of value shall be required to be made no later than as of July 31, 1991 ("First Appraisal") and as of July 31, l996 ("Second Appraisal"). The Company shall cause all such determinations of value to commence immediately following the availability of the Company's annual audited consolidated financial statements for the year preceding the time of payment and each such determination of value shall conclude no later than 180 days thereafter. In order to obtain the value of each Equity Unit at any time hereunder, first: the aggregate value of all the common equity of the Company shall be determined under Subparagraph (i), (ii) or
(iii) below; second: there shall be subtracted from such amount the sum of $85 million (which sum is deemed to be the value of all the common equity of the Company as of the initial date of grant of Equity Units under the Plan); and third: the difference shall be divided by the sum of the total outstanding shares of common equity of the Company (computed on a fully diluted basis inclusive, without limitation, of an aggregate of up to 321,708 shares of the Company's common stock to be issued to James E. Ferrell or members of his family) together with the total number of Equity Units outstanding under the Plan. The aggregate value of all the common equity of the Company shall be determined under the following Subparagraphs (i), (ii) or (iii). The First Appraisal and Second Appraisal shall be prepared in the manner described in Subparagraph (i) unless the method described in Subparagraph (ii) is available.

               (i) The Company may cause an appraisal to be made by a nationally recognized investment banking firm of the value of the entire common equity of the Company, as an ongoing business as if all the common equity of the Company had equal voting rights and as if the Company were a company with respect to which no less

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than 90 percent of the common equity were public (i.e., freely tradeable without registration under the Securities Act of 1933 or compliance with Rule 144 under such Act) and held by non-affiliates.

               (ii) If a class of common stock of the Company is publicly traded (that is, listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System) then the mean between the closing bid and asked prices hereof on such exchange or system shall be determined as of the date the value of the Equity Units is determined. Such per share price shall be multiplied by the number of shares of such class of stock outstanding. Such amount shall constitute the aggregate value of all the common equity of the Company. This method of determining the value of the entire common equity of the Company shall, if available and notwithstanding anything to the contrary set forth in the Plan, be utilized in each and every instance where such determination is required to be made under the Plan. Notwithstanding anything else to the contrary set forth in the Plan calling for such determination of value to be made as of the end of any of the Company's fiscal years, in cases where such determination can be made under this Subparagraph
(ii), such determination shall be made as of the nearest practicable date preceding the date of payment by the Company for Equity Units.

               (iii) Under the circumstances specified in Subparagraph (e) below (except where the public market described in Subparagraph (ii) above exists), or in the event the appraisals described in Subparagraph (i) above are more than 90 days old, or in the absence of the public market described in Subparagraph (ii) above or in cases where the Plan provides that the Committee may otherwise make a determination of value, the Committee shall, in good faith, determine (or cause an independent determination to be made of) the entire common equity of the Company, as an ongoing business as if all the common equity of the Company had equal voting rights and as if the Company were a company with respect to which no less than 90 percent of the common equity were public (i.e., freely tradeable without registration under or compliance with Rule 144 under the Securities Act of 1933) and held by non-affiliates. The Committee may consider the criteria or methodology employed in the First or Second Appraisal and apply the same in making its valuation hereunder.

          (e) Payment for Equity Units. Whenever, under the terms of this Plan, the Company is required to pay a

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participant for his or her Equity Units, such payment shall be made only for and with respect to such participant's Equity Units which have become vested under Subparagraph (c)(i), (c)(ii) or (c)(iii) above. The obligation to make payments hereunder to participants for Equity Units shall the sole and exclusive obligation of the Company particular subsidiary thereof for which the participant employed at the time of payment. The normal payment date for Equity Units shall be promptly following the availability of the valuation of the Equity Units under Subparagraph (d) above as of the Company's fiscal year ending July 31, 1996, at which time but no later than February 1, 1997, payment for all vested Equity Units outstanding under the Plan on July 31,1996, shall be made and all such Equity Units shall then terminate. Earlier payment for (and termination of) Equity Units may occur under the following Subparagraphs (i) through (iii) below.

               (i) Immediately following the availability of the valuation of the Equity Units under Subparagraph (d) above as of the Company's fiscal year ending July 31, 1991, and during each of the two following twelve-month periods, participants may request and receive payment for up to 25 percent of the value of his or her Equity Units that are vested at the time of each such request. The price paid shall be the value thereof determined as of July 31, 1991 and set forth in the First Appraisal, except that from and after August 1, 1992, the Company may request that the Committee determine the value thereof under Subparagraph (d)(iii) above as of the immediately preceding fiscal year end. A participant may withdraw a request for early payment within ten days following receipt of such valuation as determined by the Committee. No requests for payment under this Subparagraph (e)(i) may be made by a participant whose employment with the Company or a subsidiary has terminated or by a participant who is employed by a subsidiary which is sold, as described in Subparagraph
(c)(ii)(E) above. On or before each of May 31, 1991, 1992 and 1993, a participant may, by delivery of written notice to the Company, irrevocably terminate for a period of 12 months or longer, his or her right to request and receive payments under this Subparagraph (e)(i) and, notwithstanding any other provisions of the Plan, such termination shall be conclusive, final and binding on the Company and such participant.

               (ii) In the event of the death or "total and permanent disability" of a participant or if a participant retires with the consent of the Company, the value of his or her Equity Units shall be under Subparagraph (d) above as of the

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fiscal year ended immediately prior to his or her death, disability or retirement, and such amount shall thereafter be promptly paid to such participant or, if such participant dies, then to his or her estate, or as otherwise designated by the participant. The Company (or applicable subsidiary) may elect to make payments under this Subparagraph (e)(ii) by delivery of its unsecured promissory note payable in equal annual payments (not to exceed five years) and bearing interest at an annual rate equal to the prime rate charged by Bankers Trust Company (New York City) to its most credit-worthy commercial borrowers. For purposes of this Plan, the term "total and permanent disability" shall have the meaning given thereto in such Company employee benefit plan as may be maintained by the Company or in current Company policy selected by the Committee.

               (iii) In the event that: a participant's employment with the Company (or subsidiary thereof) is terminated (except as a result of death); or a participant voluntarily terminates his or her employment with the Company; or a participant employed by a Company subsidiary which is sold becomes subject to early vesting as described in Subparagraph (c)(ii)(E) above; then, in each such case, the value of his or her Equity Units which remain vested under Subparagraph (c)(iii) above will be the lower of: the value determined under Subparagraph (d)(iii) above as of the end of the month during which such termination occurs; or the value determined in accordance with the First or Second Appraisal (whichever next follows any such termination). Payment for such vested Equity Units shall be made promptly following the date of completion of the First Appraisal or Second Appraisal, whichever next occurs following such termination.

               (iv) In the event the Company declares and pays any cash dividends to the holders of its common equity securities, the same per share dividend shall be paid to each participant with respect to each of his or her Equity Units which are vested at the time such dividend is declared.

          (f) Adjustments to Number of Equity Units. In the event that: the Company declares and pays a stock dividend on its common stock; or the Company effects a stock split as respects its common stock; or the shares issuable to James E. Ferrell or his family, referred to in Subparagraph (d) above, are issued as a result of option exercises at $l.00 per share; or the Company repurchases shares of its "Class B" common stock at $1.00 per share; then, in each such

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case, an appropriate pro rata adjustment shall be made to the Equity Units outstanding under this Plan.

6. RIGHTS TO TERMINATE EMPLOYMENT

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or any subsidiary thereof or affect any right which the Company may have to terminate the employment of such participant.

7. WITHHOLDING

     Payments to be made under the Plan in cash shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

8. NON-ASSIGNABILITY

     No award under the Plan shall be assignable or transferable by the recipient thereof. In the event of the death of a participant, his or her legal representative designated by will or by the laws of descent and distribution shall receive any payments due to such participant under the terms of this Plan. During the life of the recipient, such award shall be paid only to such person.

9. NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of awards and payments, the terms and provisions of such awards and payments and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated and for whatever reason including, without limitation, the hardship of a participant.

10. AMENDMENT; OTHER PLANS

     The Committee may terminate or amend the Plan at any time, except that without the approval of the Company's Board of Directors, the Committee may not extend the period during which any award may be exercised or extend the term of the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his rights under any award previously granted. The adoption by the Company's Board of Directors of this Plan shall not, in any manner, preclude the Company or any of its subsidiaries from adopting and implementing any other plans or programs providing incentive compensation in any form to any of its or their employees.

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11. DURATION OF THE PLAN

     Subject to the provisions of Paragraph 10 above, the Plan shall remain in effect until all awards under the Plan have been satisfied by the payment of cash.

12. PAYMENTS UNFUNDED

     The Company shall have no obligation to reserve or otherwise fund in advance any amounts which are or may in the future become payable under this Plan. Any funds which the Company, acting in its sole discretion, determines to reserve for future payments under this Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company.

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